i-80 Gold Announces Positive Preliminary Economic Assessment on the Mineral Point Open Pit Project, Nevada; After-Tax NPV(5%) of $614 Million with an After-Tax IRR of 12% at US$2,175/oz Au

This news release constitutes a "designated news release" for the purposes of the Company's prospectus supplement dated August 12, 2024, to its short form base shelf prospectus dated June 21, 2024.

Reno, Nevada, February 21, 2025 - i-80 GOLD CORP. (TSX:IAU) (NYSE:IAUX) ("i-80 Gold", or the "Company") is pleased to announce the results of the preliminary economic assessment (the "PEA") for the Mineral Point Project ("Mineral Point" or the "Project"). Mineral Point is situated within the Company's broader Ruby Hill Complex (the "Complex"). The Complex is located along the southeastern end of the Battle Mountain-Eureka Trend in northern Nevada, United States. The PEA demonstrates that Mineral Point has the potential to become the flagship asset within the Company's gold portfolio.

"We are pleased to release PEA results for our Mineral Point project as it marks another key step in our plan to establish i-80 Gold as a mid-tier gold producer with a robust pipeline of growth. A key driver of future growth, Mineral Point is the largest of our two planned oxide projects complementing our three high-grade underground mines in northern Nevada. With significant production scale, a long mine life, and low costs, Mineral Point is expected to be the flagship project within our portfolio," stated Richard Young, Chief Executive Officer.

Mineral Point PEA Highlights

Mineral Estimates, Production and Mine Life

  Large open pit heap leach gold mine with a life of mine ("LOM") of approximately 17 years.

  Annual gold equivalent production(1) of approximately 280,000 ounces following ramp up.

  Estimated LOM cash costs(2) of $1,270 per ounce and all-in-sustaining costs(2) of $1,400 per ounce.

    Updated mineral resource estimate resulting in an indicated gold mineral resource of 3.4 million ounces at 0.48 grams per tonne ("g/t") and an indicated silver resource of 104.3 million ounces at 15.0 g/t.

    Updated mineral resource estimate resulting in an inferred gold mineral resource of 2.1 million ounces at 0.34 g/t and an inferred silver resource of 91.5 million ounces at 14.6 g/t.

Project Economics

  Based on a $2,175/oz gold price, the Project's undiscounted after-tax cash flows(3)(4) total $1,470 million with an after-tax net present value(3)(4)("NPV") of $614 million, assuming a 5% discount rate, generating an 12% internal rate of return ("IRR").

  Based on spot gold and silver prices of $2,900/oz and $32.75/oz respectively, the Project's undiscounted after-tax cash flows(2)(3) total $3,665 million with an after-tax NPV(3)(4) of $2,092 million, assuming a 5% discount rate, generating an IRR of 27%.

  Mine construction capital, including all pre-production facilities and equipment is estimated at $708 million. This includes $299 million in mobile equipment for the initial fleet. In addition, approximately 104 million tonnes of stripping is required in the first year of production to gain access to the body of mineralized material costing $287 million.

  LOM sustaining capital is estimated at $388 million, primarily for a leach pad expansion and mobile equipment maintenance and replacements.

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  Total capital includes a contingency of 15%, or $63 million applied to LOM mobile equipment of $420 million. A 25% contingency of $122 million has also been applied to all other capital including earth works, infrastructure and heap leach expansion costs.

  Project funding is expected to include a combination of cash flow from the Company's existing operations and a corporate debt facility.

Mining and Processing

  The primary mining method will be a conventional open pit truck (24 trucks) and shovel (4 shovels) operation, moving approximately 100 million tonnes per year during a steady state of production.

  The LOM strip ratio is 2.9:1, excluding capitalized pre-stripping.

  Material mined will be crushed, stacked and processed at the heap leach facility located on site at a rate of approximately 23 million tonnes per year during steady state.

  All mineralized material will be placed on leach pads following two-stage crushing. Processing also includes a Merrill Crowe circuit for the recovery of silver.

  Ultimate block recovery determined by mineral and rock alteration type.

  Overall average gold grade processed of 0.39 g/t with an expected average gold recovery of 78% and an average silver grade processed of 15.37 g/t with an expected average silver recovery of 41%.

All amounts are in United States dollars, unless otherwise stated.

A summary of key valuation, cost, and operating metrics is presented in Table 1 below. For more detailed metrics presented on an annual basis, see Mineral Point Project Detailed Cash Flow Model in the Appendix.

Table 1: Summary of PEA Key Operating and Financial Metrics

Project Economics	Unit
Gold Price	$/oz	$2,175
Silver Price	$/oz	$27.25
Pre-Tax NPV(5%)(3)	$M	$828
After-Tax NPV(5%)(3)(4)	$M	$614
After-Tax IRR(4)%		12%
After-Tax Cash Flow(4)	$M	$1,470
Production Profile
Mine Life	years	16.5
Mineralized Material Mined	000s tonnes	358,741
Gold Grade of Mineralized Material Mined	g/t Au	0.39
Silver Grade of Mineralized Material Mined	g/t Ag	15.37
Waste Tonnes Mined	000s tonnes	1,032,779
Capitalized Stripping Tonnes Mined	000s tonnes	104,236
Total Tonnes Moved (incl. heap leach relocation)	000s tonnes	1,519,756
Total Mineralized Material Processed	000s tonnes	358,741
Gold Grade Processed	g/t Au	0.39
Silver Grade Processed	g/t Ag	15.37
Strip Ratio (excluding pre-strip)	(waste:mineralized material)	2.9:1
Average Gold Recovery	%	78%

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Average Silver Recovery	%	41%
Total Gold Recovered	000s oz	3,529
Total Silver Recovered	000s oz	72,028
Total Gold Equivalent Recovered(1)	000's oz	4,432
Average Annual Gold Equivalent Production(1) (LOM)	000s oz	268
Average Annual Gold Equivalent Production(1) (following production ramp up)	000s oz	282
Unit Operating Costs
LOM Operating Cost
Mineralized Material Mined	$/t mined	$2.76
Mineralized Waste Mined (incl. heap leach pad movement)	$/t mined	$2.73
Processed (heap leach)	$/t processed	$4.30
G&A	$/t processed	$0.83
LOM Total Cash Costs(2) (net of by-product credit)	$/oz	$1,270
LOM All-in Sustaining Costs(2) (net of by-product credit)	$/oz	$1,400
Total Capital Costs
Construction Capital	$M	$707.5
Capitalized Stripping	$M	$287.3
Sustaining Capital	$M	$388.4
Reclamation & Surety	$M	$69.8
Total Capital & Closure Costs	$M	$1,453.1

"As a cornerstone of our growth strategy, Mineral Point transforms our gold production profile and positions i-80 Gold as a significant silver producer. This project's simple design and proven technology, combined with its location on a brownfield site, and our existing understanding of geology, hydrology and metallurgy, substantially reduces execution risks typically associated with projects of this scale. The Mineral Point PEA confirms its potential to become one of Nevada's largest open-pit truck-and-shovel mining operations," added Matthew Gili, President and Chief Operating Officer.

Mineral Resource Update

The PEA includes all drilling conducted by the previous owners up to 2021 when i-80 Gold acquired the property. The updated mineral resource estimate includes a total of 3,376,000 ounces of gold with an average grade of 0.48 g/t Au in the indicated category and 2,117,000 ounces of gold with average grade of 0.34 g/t Au in the inferred category of resources (see Table 2). Additionally, the resource hosts 104,332,000 ounces of silver at 15.0 g/t in the inferred category and 91,473,000 ounces of silver at 14.6 g/t in the indicated category. The reported mineral resource estimate is constrained to a selected optimized pit shell using Lerchs-Grossman (LG) mining software (see Figure 1).

The majority of the economic material is hosted within the Hamburg Dolomite constrained by the Dunderberg Shale hanging wall and the Secret Canyon Formation foot wall lithology units.

Grade estimation was carried out using a probability assigned constrained kriging (PACK) methodology in Vulcan software to define potentially mineralized high and low-grade domains using different grade threshold values (see Figure 2). Low and high-grade indicators were estimated, and an estimated indicator probability value was selected as the probability threshold to define blocks for the high-grade domain. A block size of 25 ft × 25 ft × 25 ft was selected based on a bench height of proposed mining operations, along with historical mining in the Archimedes pits and future open pit mining considerations. Soft boundaries for the low-grade and high-grade domains were used for selection of drill hole 10-foot composites to estimate grade values to blocks.

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Updates to the mineral resource estimate include incorporating a current topographic surface, modified block model coding for certain fields, and refined specific gravity measurements and tonnage factor conversions.

In addition to advancing the project permitting, an updated mineral resource estimate is expected to be completed in 2029 for inclusion in the planned feasibility study. The updated resource is expected to include 50,000 meters of drilling targeting additional sample material for metallurgical test work, resource definition to upgrade current resource classification, and potential expansion. The timing of the anticipated feasibility study is planned to align with the expected completion of the permitting process. The objective is to have an up-to-date feasibility study at the time permits are received to support a planned corporate debt facility, which combined with expected cash flows from the Company's existing operations, is expected to finance the construction of Mineral Point.

Figure 1: Ruby Hill Complex Plan View Showing Mineral Point Conceptual Pit with Mineralized Zones of Mineral Point and Archimedes Underground

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Figure 2: Mineral Point Longitudinal Section Map

Table 2: Mineral Point Mineral Resource Estimate Statement as of December 31, 2024

	Indicated Mineral Resources
	Tonnes	Au	Ag	Au	Ag
	(000)	(g/t)	(g/t)	(000 oz)	(000 oz)
Mineral Point	216,982	0.48	15.0	3,376	104,332
Total Indicated	216,982	0.48	15.0	3,376	104,332

	Inferred Mineral Resources
	Tonnes	Au	Ag	Au	Ag
	(000)	(g/t)	(g/t)	(000 oz)	(000 oz)
Mineral Point	194,442	0.34	14.6	2,117	91,473
Total Inferred	194,442	0.34	14.6	2,117	91,473

Notes to table above:

I. Mineral resources have an effective date of December 31, 2024.

II. Mineral resources are not mineral reserves and do not have demonstrated economic viability.

III. Mineral resources are the portion of Mineral Point that can be mined profitably by open pit mining method and processed by heap leaching.

IV. Mineral resources are below an updated topographic surface.

V. Mineral resources are constrained to economic material inside a conceptual open pit shell.  The main parameters for pit shell construction are a gold price of $2,175/oz Au, a silver price of $26.00/oz, average gold recovery of 77%, average silver recovery of 40%, open pit mining costs of $3.31/tonne, heap leach average processing costs of $3.47/tonne, general and administrative cost of $0.83/tonne processed, gold refining cost of $1.85/oz, silver refining cost of $0.50, and a 3% royalty.

VI. Mineral resources are reported above a 0.1 g/t Au cutoff grade.

VII. Mineral resources are stated as in situ.

VIII. Mineral resources have not been adjusted for metallurgical recoveries.

IX. Reported units are metric tonnes.

X. Reported table numbers have been rounded as required by reporting guidelines and may result in summation discrepancies.

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Economic Analysis

The Project's NPV and IRR in relation to fluctuations in the long-term gold and silver price are outlined in Table 3.

Table 3: Mineral Point Gold Price Sensitivity After-tax Analysis

Note: Project NPV at 8% is $296 million.

Project Overview

Mineral Point is a component of the broader Ruby Hill Complex located along the southeastern end of the Battle Mountain/Eureka gold trend; a northwest-trending geological belt located in north-central Nevada (see Figure 3). The Project is an open pit heap leach project and is an extension of the historically mined Archimedes open pit, which was a major past-producing asset. Mineral Point contains a large oxide gold and silver deposit, as well as multiple base metal deposits, and has the potential to become the Company's largest gold producing asset.

The Complex also includes the Archimedes Underground Project, comprised of the Ruby Deeps and 426 zone, which are located immediately northwest and below the historic Archimedes Pit.

Current processing infrastructure at the Complex includes a primary and secondary crushing plant, grinding mill, leach pad, and carbon-in-column circuit, which are designed to process oxide material. Some of these installations are applicable to Ruby Deeps within the Archimedes Underground, however, their capacity does not meet the requirements of Mineral Point, a larger deposit. The existing heap leach pad on the property will be moved in years 7 and 14 of operation as the open pit boundaries for Mineral Point expand.

The Mineral Point deposit is composed of oxide and transitional material, which is amenable to heap leaching after a two-stage crush. Appropriate facilities are planned to the west of the current facilities to minimize haulage distances and optimize facility layout for the approximately 17-year mine life.

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Figure 3: i-80 Gold Regional Map

Geology and Mineralization

The Mineral Point deposit is a large, disseminated gold-silver mineralized zone located immediately west of the Archimedes Pit and the Archimedes Underground. Mineral Point is hosted within a north trending and plunging fold hinge. Stratigraphically, most mineralization is contained within the Cambrian Hamburg dolomite with lesser quantities in the Dunderberg shale.

Locally the deposit contains high-grade gold and silver in what were formerly massive sulfide veins that are now oxidized. The deposit spans a length of over 2.5 kilometers with a width of nearly 1 kilometer at its widest.

Mining and Processing

The PEA demonstrates an initial mine life of approximately 17 years with an average annual gold equivalent production(1) of approximately 280,000 ounces of gold following production ramp up. The PEA represents a preliminary point-in-time estimate of the mine plan.

Open pit optimization produced a series of nested pit shells that prioritize early extraction of the most economically viable and robust material. The mine will be developed in consecutive phases to manage the stripping ratio and to provide consistent process feed.

The mine will be accessed by a set of ramps designed for 320-ton haul trucks on the west side of the pit. Mining will be conducted by rope and hydraulic shovels with an annual production rate of 23,000,000 processed tonnes.

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The PEA incorporates a two-stage crush for the process material placed on the heap leach. Due to the silver in the deposit, a Merrill Crowe plant has been included in the process. A LOM processing schedule is illustrated in Figure 4.

Figure 4: LOM Processing Schedule

Capital Cost Summary

Mine construction capital, which includes all pre-production facilities and equipment, is estimated to total $708 million. This includes $299 million in mobile equipment for the initial fleet. In addition, approximately 104 million tonnes of stripping is required in the first year of production to gain access to the body or mineralized material costing $287 million.

LOM sustaining capital is estimated at $388 million, primarily for leach pad expansion and mobile equipment maintenance and rebuilds.

Mineral Point is expected to generate an estimated $1,470 million in after-tax cash flow over the current mine life (see Figure 5).

Table 4: Capital Cost Estimates

	Mine Construction	Sustaining
	($M)	($M)
Capitalized Waste	$287.3
Construction Capital	$290.9
Mining Equipment	$298.7	$14.3
Sustaining Capital		$306.5
Contingency (15% Mobile Equipment; 25% Facilities)	$117.9	$67.6
Total Capital Cost	$994.8	$388.4

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Figure 5: Mineral Point LOM Annual Cash Flow

Operating Cost Summary

The PEA estimates cash costs(2) of $1,270 per ounce of gold and all-in sustaining costs(2) of $1,400 per ounce of gold for the LOM (see Table 5).

Figure 6 illustrates these operating costs over the Project's estimated production profile.

Table 5: Total and Unit Operating Costs

	Total Costs	Unit Cost	Cost per Ounce
	($M)	($/t )	($/oz Au)
Mining	$3,874.4	$10.80	$1,097.8
Processing	$1,542.2	$4.30	$437
G&A	$296.6	$0.83	$84
Refining, Royalties & Net Proceeds Tax	$722.3	$2.01	$205
By-Product Credits	($1,953.0)	($5.4)	($553)
Total Operating Cost/Cash Costs(2)	$4,482.6	$12.50	$1,270.1
Closure & Reclamation	$69.8	$0.19	$19.8
Sustaining Capital	$388.4	$1.08	$110.1
All-in Sustaining Costs(2)	$4,940.8	$13.77	$1,399.9

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Figure 6: Mineral Point LOM Gold Production Profile vs Cost per Ounce

Permitting

Base line work began in the fall of 2024 to allow for Mineral Point permitting to commence in the second half of 2027 following regulatory agency approvals of the Lower Archimedes Underground permitting actions. Baseline studies commenced in late 2024 to facilitate the permit application. Based on the anticipated disturbance footprint and associated dewatering, it is expected that National Environmental Policy Act ("NEPA") related permitting activities will result in the need to complete an Environmental Impact Statement ("EIS") through the Bureau of Land Management ("BLM").

Nevada Division of Environmental Protection ("NDEP") permitting will also be required with modifications to the site Water Pollution Control Permits, a modification to the Reclamation Permit, and a revision to the Class II Air Quality Operating Permit.

Additionally, due to the sensitivity surrounding water in Diamond Valley, water rights will be a primary focus based on pumping and potential impacts, in addition to, the formation of a pit lake following cessation of mining. With the level of detail that is anticipated for the various permitting actions, the projected timeline for regulatory agency approvals is by the end of 2029.

Next Steps to Feasibility Study

A feasibility study in accordance with National Instrument 43-101 - Standards of Disclosure for Mineral Projects ("NI 43-101") and Subpart 1300 of Regulation S-K ("S-K 1300") with an updated mineral resource estimate is expected to be completed in 2029. The updated resource is expected to include 50,000 meters of drilling. Below is a summary of additional work to be conducted.

Resource Delineation and Exploration

• Begin resource conversion drilling to upgrade inferred mineral resource and to better define the types or mineralized material and mining limits.

• Include geotechnical drilling in the expansion program to better understand the pit slopes and operating safety factors.

• Enhance the metallurgical testing with samples specifically collected to improve the understanding of Mineral Point in contrast to the other projects within the Ruby Hill Complex.

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Permitting

• Commence permitting process.

• Complete hydrology and hydrological studies.

The Company expects to spend approximately $25 million to complete permitting, drilling and the feasibility studies through before construction commences.

Technical Disclosure and Qualified Persons

The PEA was prepared in accordance with NI 43-101. The PEA will be filed within 45 days of the Company's related Archimedes press release issued on February 18, 2025 under the Company's issuer profile on SEDAR+ at www.sedarplus.ca. An Initial Assessment for the Mineral Point Open Pit Project ("S-K 1300 Report") was also prepared in accordance with S-K 1300 and Item 601 of the Regulation S-K and the S-K 1300 Report will be filed on EDGAR at www.sec.gov. Both reports will be available on the Company's website at www.i80gold.com. The mineral estimates and project economics are the same under the PEA and the S-K 1300 Report.

The technical information contained in this press release has been prepared under the supervision of, and has been reviewed and approved by Aaron Amoroso, MMSA QP (01548QP) and Jonathan Heiner, P.E., SME-RM (4143808) of Forte Dynamics, Inc, and Tyler Hill CPG., Vice President Geology for the Company, who are all qualified persons within the meaning of NI 43-101 and S-K 1300.

For a description of the data verification, assay procedures and the quality assurance program and quality control measures applied by the Company, please see the Company's Annual Information Form dated March 12, 2024 filed under the Company's profile on SEDAR+ at www.sedarplus.ca and filed with the Company's Form 40-F under the Company's profile on EDGAR at www.sec.gov. Further information about the PEA referenced in this news release, including information in respect of data verification, key assumptions, parameters, risks and other factors, will be contained in the PEA.

The PEA is preliminary in nature and includes an economic analysis that is based, in part, on inferred mineral resources. Inferred mineral resources that are considered too speculative geologically to have for the application of economic considerations applied to them that would enable them to be categorized as mineral reserves, and there is no certainty that the results of the PEA will be realized. Mineral resources do not have demonstrated economic viability and are not mineral reserves.

Endnotes

(1) Gold equivalent ounces (AuEq oz) defined as recovered Au oz plus recovered Ag oz times the price ratio of Ag to Au.  AuEq = Au recovered oz + [(Ag recovered oz) x ($27.25/$2,175)].  LOM overall recoveries for Au and Ag are 78% and 41% respectively. Production defined as process recovered ounces.

(2) This is a non-IFRS/non-GAAP measure. Please see the section titled "Non-IFRS Performance Measures/Non-GAAP Financial Performance Measures" below.

(3) Cash flow and NPV are calculated as of the start of construction, which is anticipated to commence in early 2030, subject to obtaining the necessary permits by December 31, 2029, as anticipated.

(4) After tax metrics assume the Company consumes existing net operating losses.

About i-80 Gold Corp.

i-80 Gold Corp. is a Nevada-focused mining company with the fourth largest gold mineral resources in the state of Nevada. The recapitalization plan underway is designed to unlock the value of the Company's high-grade gold deposits to create a Nevada mid-tier gold producer. i-80 Gold's common shares are listed on the TSX and the NYSE American under the trading symbol IAU:TSX and IAUX:NYSE. Further information about i-80 Gold's portfolio of assets and long-term growth strategy is available at www.i80gold.com or by email at info@i80gold.com.

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For further information, please contact:

Leily Omoumi, VP Corporate Development & Strategy

1.866.525.6450
info@i80gold.com
www.i80gold.com

Forward-Looking Information

Certain statements in this release constitute "forward-looking statements" or "forward-looking information" within the meaning of applicable securities laws, including but not limited to, statements regarding the updated results of the PEA on the Project, such as future estimates of internal rates of return, net present value, future production, estimates of cash cost, proposed mining plans and methods, mine life estimates, cash flow forecasts, metal recoveries, estimates of capital and operating costs, timing for permitting and environmental assessments, timing, completion and results of feasibility studies, and the size and timing of phased development of the Project. Furthermore, forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by the Company as of the date of such statements, are inherently subject to significant business, economic and competitive uncertainties and contingencies. With respect to this specific forward-looking information concerning the development of the Project, the Company has based its assumptions and analysis on certain factors that are inherently uncertain. Uncertainties include: (i) the adequacy of infrastructure; (ii) geological characteristics; (iii) metallurgical characteristics of the mineralization; (iv) the ability to develop adequate processing capacity; (v) the price of gold, silver and other commodities; (vi) the availability of equipment and facilities necessary to complete development; (vii) the cost of consumables and mining and processing equipment; (viii) unforeseen technological and engineering problems; (ix) natural disasters and/or accidents; (x) currency fluctuations; (xi) changes in regulations; (xii) the compliance by and/or key suppliers with terms of agreements; (xiii) the availability and productivity of skilled labour; (xiv) the regulation of the mining industry by various governmental agencies, including permitting and environmental assessments; (xv) the ability to raise sufficient capital to develop such projects; (xiv) changes in project scope or design; and (xv) political factors.

Such statements can be identified by the use of words such as "may", "would", "could", "will", "intend", "expect", "believe", "plan", "anticipate", "estimate", "scheduled", "forecast", "predict" and other similar terminology, or state that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved. These statements reflect the Company's current expectations regarding future events, performance and results and speak only as of the date of this release and are expressly qualified in their entirety by this cautionary statement. Subject to applicable securities laws, the Company does not assume any obligation to update or revise the forward-looking statements contained herein to reflect events or circumstances occurring after the date of this release.

This release also contains references to estimates of mineral resources. The estimation of mineral resources is inherently uncertain and involves subjective judgments about many relevant factors. Mineral resources that are not mineral reserves do not have demonstrated economic viability. The accuracy of any such estimates is a function of the quantity and quality of available data, and of the assumptions made and judgments used in engineering and geological interpretation (including estimated future production from the Project, the anticipated tonnages and grades that will be mined and the estimated level of recovery that will be realized), which may prove to be unreliable and depend, to a certain extent, upon the analysis of drilling results and statistical inferences that may ultimately prove to be inaccurate. Mineral resource estimates may have to be re-estimated based on: (i) fluctuations in commodities prices; (ii) results of drilling, (iii) metallurgical testing and other studies; (iv) proposed mining operations, including dilution; (v) the evaluation of mine plans subsequent to the date of any estimates; and (vi) the possible failure to receive required permits, approvals and licenses or changes to existing mining licenses.

Forward-looking statements and information involve significant known and unknown risks and uncertainties, should not be read as guarantees of future performance or results and will not necessarily be accurate indicators of whether or not such results will be achieved. A number of factors could cause actual results to differ materially from the results expressed or implied by such forward-looking statements or information, including, but not limited to: the Company's ability to finance the development of its mineral properties; assumptions and discount rates being appropriately applied to the PEA and S-K 1300 Report, uncertainty as to whether there will ever be production at the Company's mineral exploration and development properties; risks related to the Company's ability to commence production at the Project and generate material revenues or obtain adequate financing for its planned exploration and development activities; uncertainties relating to the assumptions underlying resource and reserve estimates; mining and development risks, including risks related to infrastructure, accidents, equipment breakdowns, labour disputes, bad weather, non-compliance with environmental and permit requirements or other unanticipated difficulties with or interruptions in development, construction or production; the geology, grade and continuity of the Company's mineral deposits; the uncertainties involving success of exploration, development and mining activities; permitting timelines; government regulation of mining operations; environmental risks; unanticipated reclamation expenses; prices for energy inputs, labour, materials, supplies and services; uncertainties involved in the interpretation of drilling results and geological tests and the estimation of reserves and resources; unexpected cost increases in estimated capital and operating costs; the need to obtain permits and government approvals; material adverse changes, unexpected changes in laws, rules or regulations, or their enforcement by applicable authorities; the failure of parties to contracts with the company to perform as agreed; social or labour unrest; changes in commodity prices; and the failure of exploration programs or studies to deliver anticipated results or results that would justify and support continued exploration, studies, development or operations. For a more detailed discussion of such risks and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, refer to i-80 Gold's filings with Canadian securities regulators, including the most recent Annual Information Form, available on SEDAR+ at www.sedarplus.ca.

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Non-IFRS/Non-GAAP Financial Performance Measures

The Company has included certain terms or performance measures in this news release that commonly used in the gold mining industry that are not defined under International Financial Reporting Standards ("IFRS") or United States Generally Accepted Accounting Principles ("US GAAP"). This includes: all-in sustaining costs per ounce and cash cost per ounce. Non-IFRS/Non-GAAP financial performance measures do not have any standardized meaning prescribed under IFRS or US GAAP, and therefore, they may not be comparable to similar measures employed by other companies. The data presented is intended to provide additional information and should not be considered in isolation or as a substitute for measures prepared in accordance with IFRS US GAAP and should be read in conjunction with the Company's financial statements. Because the Company has provided these measures on a forward-looking basis, it is unable to present a quantitative reconciliation to the most directly comparable financial measure calculated and presented in accordance with IFRS or US GAAP without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various reconciling items that would impact the most directly comparable forward-looking IFRS or US GAAP measure that have not yet occurred, are outside of the Company's control and/or cannot be reasonably predicted.

Definitions

"All-in sustaining costs" is a non-IFRS or US GAAP financial measure calculated based on guidance published by the World Gold Council ("WGC"). The WGC is a market development organization for the gold industry and is an association whose membership comprises leading gold mining companies. Although the WGC is not a mining industry regulatory organization, it worked closely with its member companies to develop these metrics. Adoption of the all-in sustaining cost metric is voluntary and not necessarily standard, and therefore, this measure presented by the Company may not be comparable to similar measures presented by other issuers. The Company believes that the all-in sustaining cost measure complements existing measures and ratios reported by the Company. All-in sustaining cost includes both operating and capital costs required to sustain gold production on an ongoing basis. Sustaining operating costs represent expenditures expected to be incurred at the Project that are considered necessary to maintain production. Sustaining capital represents expected capital expenditures comprising mine development costs, including capitalized waste, and ongoing replacement of mine equipment and other capital facilities, and does not include expected capital expenditures for major growth projects or enhancement capital for significant infrastructure improvements.

"Cash cost per gold ounce" is a common financial performance measure in the gold mining industry but has no standard meaning under IFRS or US GAAP. The Company believes that, in addition to conventional measures prepared in accordance with IFRS or US GAAP, certain investors use this information to evaluate the Company's performance and ability to generate cash flow. Cash cost figures are calculated in accordance with a standard developed by The Gold Institute. The Gold Institute ceased operations in 2002, but the standard is considered the accepted standard of reporting cash cost of production in North America. Adoption of the standard is voluntary, and the cost measures presented may not be comparable to other similarly titled measures of other companies.

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For a more detailed breakdown on how these measures were calculated, please see the table below:

	Total Costs	Unit Cost	Cost per Ounce
	($M)	($/t )	($/oz Au)
Mining	$3,874.4	$10.80	$1,097.8
Processing	$1,542.2	$4.30	$437
G&A	$296.6	$0.83	$84
Refining, Royalties & Net Proceeds Tax	$722.3	$2.01	$205
By-Product Credits	($1,953.0)	($5.4)	($553)
Total Operating Cost/Cash Costs(2)	$4,482.6	$12.50	$1,270.1
Closure & Reclamation	$69.8	$0.19	$19.8
Sustaining Capital	$388.4	$1.08	$110.1
All-in Sustaining Costs(2)	$4,940.8	$13.77	$1,399.9

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APPENDIX

Mineral Point Open Pit Project Detailed Cash Flow Model

Mineral Point	UNITS	TOTAL / LOM	2030E	2031E	2032E	2033E	2034E	2035E	2036E	2037E	2038E	2039E	2040E	2041E	2042E	2043E	2044E	2045E	2046E	2047E	2048E	2049E	2050E	2051E

MINING
Mine Life	Years	16.5
Mineralized Material Mined	k tonnes	358,741		7,377	22,680	22,742	22,065	22,680	22,680	22,742	22,680	22,680	22,680	22,742	22,680	22,680	22,680	22,742	22,680	11,537	-	-	-	-
Expensed Waste Moved	k tonnes	1,032,779		6,244	96,926	98,462	96,662	100,239	82,750	69,303	71,561	72,913	80,701	80,377	71,389	72,956	8,629	6,224	15,872	1,571	-	-	-	-
Existing Heap Leach Relocation(1)	k tonnes	24,000		-	-	-	-	-	-	8,266	-	-	-	-	-	-	15,734	-	-	-	-	-	-	-
Total Moved	k tonnes	1,415,520	-	13,621	119,605	121,204	118,727	122,919	105,430	100,311	94,241	95,593	103,381	103,118	94,068	95,635	47,042	28,966	38,552	13,107	-	-	-	-

Strip Ratio	(waste:mineralized material)	2.9:1		0.8:1	4.3:1	4.3:1	4.4:1	4.4:1	3.6:1	3.0:1	3.2:1	3.2:1	3.6:1	3.5:1	3.1:1	3.2:1	0.4:1	0.3:1	0.7:1	0.1:1

Daily Mining Rate (Mineralized Material)	tpd	57,815	-	20,210	62,136	62,306	60,452	62,136	62,136	62,306	62,136	62,136	62,136	62,306	62,136	62,136	62,136	62,306	62,136	31,607	-	-	-	-

Capitalized Mining	k tonnes	104,236		104,236	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-

PROCESSING
Heap Leach Processing
Total Tonnes Processed	k tonnes	358,741		7,377	22,680	22,742	22,065	22,680	22,680	22,742	22,680	22,680	22,680	22,742	22,680	22,680	22,680	22,742	22,680	11,537
Gold Grade	g/t Au	0.39	-	0.26	0.35	0.38	0.61	0.34	0.34	0.40	0.41	0.39	0.48	0.50	0.37	0.47	0.41	0.24	0.28	0.32	-	-	-	-
Silver Grade	g/t Au	15.37	-	16.00	14.06	14.77	25.60	10.23	9.28	10.82	11.54	8.57	10.90	18.97	36.11	22.29	17.99	13.03	9.20	10.05	-	-	-	-
Contained Gold	'000 oz Au	4,525		60.7	253.3	277.0	433.3	246.2	249.8	294.5	300.7	280.7	348.9	364.4	269.1	344.7	301.2	175.3	206.0	118.7
Contained Silver	'000 oz Ag	177,293		3,795	10,251	10,801	18,164	7,462	6,768	7,913	8,411	6,249	7,947	13,867	26,333	16,255	13,121	9,524	6,705	3,726
Gold Average Recovery	%	78%	-	78%	78%	78%	78%	78%	78%	78%	78%	78%	78%	78%	78%	78%	78%	78%	78%	78%	-	-	-	-
Silver Average Recovery	%	41%	-	41%	41%	41%	41%	41%	41%	41%	41%	41%	41%	41%	41%	41%	41%	41%	41%	41%	-	-	-	-
Recovered Gold	'000 oz Au	3,529		50.5	210.9	223.7	348.3	200.1	204.0	243.4	244.0	215.9	275.1	274.8	209.8	207.1	210.4	143.9	168.9	98.5
Recovered Silver	'000 oz Ag	72,028		1,601	4,250	4,456	7,318	3,125	2,783	3,284	3,471	2,578	3,273	5,579	10,533	6,507	5,248	3,809	2,717	1,495

Total Tonnes Processed	k tonnes	358,741	-	7,377	22,680	22,742	22,065	22,680	22,680	22,742	22,680	22,680	22,680	22,742	22,680	22,680	22,680	22,742	22,680	11,537	-	-	-	-

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Total Gold Production	'000 oz Au	3,529	-	50	211	224	348	200	204	243	244	216	275	275	210	207	210	144	169	99	-	-	-	-
Total Silver Production	'000 oz Ag	72,028	-	1,601	4,250	4,456	7,318	3,125	2,783	3,284	3,471	2,578	3,273	5,579	10,533	6,507	5,248	3,809	2,717	1,495	-	-	-	-
Total Gold Equiv. Production(5)	'000 oz Au	4,432	-	70.5	264.2	279.5	440.0	239.2	238.9	284.5	287.5	248.2	316.1	344.7	341.8	288.6	276.2	191.7	203.0	117.3	-	-	-	-
Recoverable Ag ounces remaining (BOP)
REVENUE
Gold Price	US$/oz Au	$2,175		$2,175	$2,175	$2,175	$2,175	$2,175	$2,175	$2,175	$2,175	$2,175	$2,175	$2,175	$2,175	$2,175	$2,175	$2,175	$2,175	$2,175	$2,175	$2,175	$2,175	$2,175
Silver Price	US$/oz Ag	$27.25		$27.25	$27.25	$27.25	$27.25	$27.25	$27.25	$27.25	$27.25	$27.25	$27.25	$27.25	$27.25	$27.25	$27.25	$27.25	$27.25	$27.25	$27.25	$27.25	$27.25	$27.25
Gold Revenues	US$M	$7,668.8	-	$110	$458	$486	$757	$435	$443	$529	$530	$469	$598	$597	$456	$450	$457	$313	$367	$214	-	-	-	-
Silver Revenue		$1,953.0	-	$43	$115	$121	$198	$85	$75	$89	$94	$70	$89	$151	$286	$176	$142	$103	$74	$41	-	-	-	-
Total Revenue		$9,621.7	-	$153	$574	$607	$955	$519	$519	$618	$624	$539	$686	$748	$741	$626	$599	$416	$441	$255
OPERATING COSTS
Mining Costs	US$M	$988.6		$20.3	$62.5	$62.7	$60.8	$62.5	$62.5	$62.7	$62.5	$62.5	$62.5	$62.7	$62.5	$62.5	$62.5	$62.7	$62.5	$31.8	-
Mining Costs (Waste & Relocation )	US$M	$2,885.8		$17.2	$267.1	$271.3	$266.4	$276.2	$228.0	$204.7	$197.2	$200.9	$222.4	$221.5	$196.7	$201.0	$49.8	$17.2	$43.7	$4.3	-
Heap Leach Processing	US$M	$1,542.2		$31.7	$97.5	$97.8	$94.9	$97.5	$97.5	$97.8	$97.5	$97.5	$97.5	$97.8	$97.5	$97.5	$97.5	$97.8	$97.5	$49.6	-
G&A	US$M	$296.6		$6.1	$18.7	$18.8	$18.2	$18.7	$18.7	$18.8	$18.7	$18.7	$18.7	$18.8	$18.7	$18.7	$18.7	$18.8	$18.7	$9.5	-
Total Operating Cost	US$M	$5,713.2	-	$75.3	$445.9	$450.6	$440.3	$455.0	$406.8	$383.9	$376.0	$379.7	$401.1	$400.7	$375.5	$379.8	$228.5	$196.4	$222.5	$95.3	-	-	-	-

Refining & Sales	US$M	$42.5		$0.9	$2.5	$2.6	$4.3	$1.9	$1.8	$2.1	$2.2	$1.7	$2.1	$3.3	$5.7	$3.6	$3.0	$2.2	$1.7	$0.9	-	-	-	-
Royalties & State Taxes(2)	US$M	$679.8		$16.2	$38.6	$41.1	$78.0	$32.7	$32.2	$40.5	$40.7	$32.0	$43.3	$51.6	$63.9	$44.9	$46.5	$30.7	$28.8	$18.1	-	-	-	-

Mining costs (Mineralized Material)	US$/t mined	$2.76	-	$2.76	$2.76	$2.76	$2.76	$2.76	$2.76	$2.76	$2.76	$2.76	$2.76	$2.76	$2.76	$2.76	$2.76	$2.76	$2.76	$2.76	-	-	-	-
Mining Costs (Waste & Relocation)	US$/t mined	$2.73	-	$2.76	$2.76	$2.76	$2.76	$2.76	$2.76	$2.64	$2.76	$2.76	$2.76	$2.76	$2.76	$2.76	$2.04	$2.76	$2.76	$2.76	-	-	-	-
Processing (Heap leach)	US$/t process.	$4.30	-	$4.30	$4.30	$4.30	$4.30	$4.30	$4.30	$4.30	$4.30	$4.30	$4.30	$4.30	$4.30	$4.30	$4.30	$4.30	$4.30	$4.30	-	-	-	-
G&A	US$/t process.	$0.83	-	$0.83	$0.83	$0.83	$0.83	$0.83	$0.83	$0.83	$0.83	$0.83	$0.83	$0.83	$0.83	$0.83	$0.83	$0.83	$0.83	$0.83	-	-	-	-

Total	US$/t process.	$15.9	-	$10.21	$19.66	$19.81	$19.95	$20.06	$17.94	$16.88	$16.58	$16.74	$17.69	$17.62	$16.56	$16.75	$10.08	$8.64	$9.81	$8.26	-	-	-	-

CAPITAL EXPENDITURES
Initial & Construction Capital	US$M	$707.5	$667.0	$40.6	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Capitalized Stripping	US$M	$287.3	-	$287.3	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Sustaining Capital	US$M	$388.4	-	$2.6	$21.4	$8.4	$71.0	$10.6	$9.2	$71.5	$9.0	$9.4	$71.8	$9.0	$9.4	$69.1	$4.7	$5.1	$4.0	$2.3	-	-	-	-
Total Capital	US$M	$1,383.2	$667.0	$330.5	$21.4	$8.4	$71.0	$10.6	$9.2	$71.5	$9.0	$9.4	$71.8	$9.0	$9.4	$69.1	$4.7	$5.1	$4.0	$2.3	-	-	-	-

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Reclamation & Surety	US$M	$69.8	$0.5	$0.5	$0.5	$0.5	$0.5	$0.5	$0.5	$0.5	$0.5	$0.5	$0.5	$0.5	$0.5	$0.5	$0.5	$18.7	$12.5	$12.5	$12.5	$3.1	$3.1	-

CASH COSTS & AISC
Total Cash Costs (Inc. Royalty) (net of by-product credit)	US$/oz	$1,270	-	$971	$1,762	$1,670	$931	$2,024	$1,791	$1,386	$1,331	$1,591	$1,301	$1,107	$760	$1,216	$645	$875	$1,061	$748	-	-	-	-
All-in Sustaining Costs(3)	US$/oz	$1,400	-	$1,033	$1,866	$1,710	$1,136	$2,079	$1,838	$1,682	$1,370	$1,637	$1,563	$1,142	$807	$1,553	$670	$1,040	$1,159	$898	-	-	-	-

CASH FLOW ANALYSIS
Revenue	US$M	$9,621.7		$153	$574	$607	$955	$519	$519	$618	$624	$539	$686	$748	$741	$626	$599	$416	$441	$255	-	-	-	-
Operating Costs Gold & Royalties	US$M	($6,435.5)		($92)	($487)	($494)	($523)	($490)	($441)	($426)	($419)	($413)	($447)	($456)	($445)	($428)	($278)	($229)	($253)	($114)	-	-	-	-
Depreciation	US$M	($1,383.2)		($28)	($279)	($79)	($73)	($47)	($49)	($60)	($68)	($62)	($80)	($95)	($74)	($76)	($100)	($70)	($86)	($56)	-	-	-	-
Net Operating Income (Pre-Tax)	US$M	$1,803.0	-	$33	($192)	$33	$359	($18)	$29	$132	$137	$64	$160	$198	$222	$122	$221	$117	$102	$84	-	-	-	-

Income Taxes	US$M	($263.1)		($1)	-	($1)	($12)	-	($1)	($4)	($5)	($8)	($29)	($38)	($39)	($22)	($46)	($24)	($18)	($15)	-	-	-	-

Net Income	US$M	$1,539.9		$31	($192)	$32	$347	($18)	$28	$128	$132	$56	$131	$160	$183	$101	$175	$92	$85	$69	-	-	-	-
Depreciation & Depletion	US$M	$1,383.2		$27.9	$278.7	$79.2	$73.4	$47.4	$49.2	$59.7	$68.4	$61.6	$80.1	$95.0	$74.3	$75.7	$100.3	$70.3	$85.7	$56.3	-	-	-	-
Reclamation	US$M	($69.8)		($0.5)	($0.5)	($0.5)	($0.5)	($0.5)	($0.5)	($0.5)	($0.5)	($0.5)	($0.5)	($0.5)	($0.5)	($0.5)	($0.5)	($0.5)	($18.7)	($12.5)	($12.5)	($12.5)	($3.1)	($3.1)
Working Capital	US$M	-		$8.7	$42.8	$0.5	($1.2)	$1.7	($5.6)	($2.6)	($0.9)	$0.4	$2.5	($0.0)	($2.9)	$0.5	($17.5)	($3.7)	$3.0	($14.7)	($11.0)	-	-	-
Operating Cash Flow	US$M	$2,853.3	-	$68	$129	$111	$419	$31	$71	$184	$199	$118	$213	$254	$254	$176	$257	$158	$155	$98	($23)	($12)	($3)	($3)

Capital Expenditures	US$M	($1,383.2)	($667)	($330)	($21)	($8)	($71)	($11)	($9)	($72)	($9)	($9)	($72)	($9)	($9)	($69)	($5)	($5)	($4)	($2)	-	-	-	-
NET CASH FLOW	US$M	$1,470.0	($667)	($263)	$107	$103	$348	$20	$62	$113	$190	$108	$141	$245	$245	$107	$252	$153	$151	$96	($23)	($12)	($3)	($3)

PROJECT ECONOMICS (as of Jan. 1 2029)
After-tax NPV 5% discounting	US$M		$ 614.1
			12.1%
Notes to table above:
1) Relocation of existing heap leach material at Ruby Hill.
2) Includes 3% royalty on Au & Ag, and 10% stream on Ag.
3) AISC calculated on cash basis, not accrual basis.
4) Project NPV at 8% is $296 million.
5) Gold equivalent ounces (AuEq oz) defined as recovered Au oz plus recovered Ag oz times the price ratio of Ag to Au.AuEq = Au recovered oz + [(Ag recovered oz) x ($27.25/$2,175)].
LOM overall recoveries for Au and Ag are 78% and 41% respectively. Production defined as process recovered ounces.

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